UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
SIFCO Industries, Inc.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT Mailed on or about December 14, 2007
PROPOSAL TO ELECT SIX (6) DIRECTORS
PROPOSAL TO ADOPT THE SIFCO INDUSTRIES, INC. 2007 LONG-TERM INCENTIVE PLAN
PROPOSAL FOR APPROVAL OF DESIGNATION OF AUDITORS
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

SIFCO Industries, Inc.
970 East 64th Street, Cleveland, Ohio 44103
NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
          The 2008 Annual Meeting of Shareholders of SIFCO Industries, Inc. will be held at the National City Center Annex Building, 1900 East 9th Street, Cleveland, Ohio, on January 29, 2008 at 10:30 a.m., to consider and vote upon proposals to:
1.	Elect six (6) directors, each to serve a one-year term expiring at the 2009 Annual Meeting;

2.	Adopt the SIFCO Industries, Inc. 2007 Long-term Incentive Plan.

3.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm of the Company; and

4.	Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.
          The holders of record of Common Shares at the close of business on December 3, 2007 will be entitled to receive notice of and vote at the meeting.
          The Company’s Annual Report for the fiscal year ended September 30, 2007 is included with this Notice.
          By order of the Board of Directors.

SIFCO Industries, Inc.
December 14, 2007	Daniel G. Berick, Secretary
          Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are present and vote in person at the meeting, your proxy will not be used.

SIFCO Industries, Inc.
970 East 64th Street, Cleveland, Ohio 44103
PROXY STATEMENT
Mailed on or about December 14, 2007
General Information
     The proxy that accompanies this statement is solicited by the Board of Directors of SIFCO Industries, Inc. (the “Company”) for use at the 2008 Annual Meeting of the Shareholders of the Company to be held January 29, 2008, or at any adjournment thereof. This proxy statement was first mailed on December 14, 2007 to shareholders of record on December 3, 2007.
     Any shareholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing before or at the 2008 Annual Meeting. However, the mere presence at the 2008 Annual Meeting of the shareholder granting a proxy will not revoke the proxy. Unless revoked by notice as above stated, shares represented by valid proxies will be voted on all matters to be acted upon at the 2008 Annual Meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions will be deemed to be present for the purpose of determining a quorum for the 2008 Annual Meeting. Abstentions will not affect the vote on Proposal No. 1, but will be counted as votes against as to the other proposals acted upon at the meeting. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors and the ratification of the selection of auditors. Broker non-votes will not affect the outcome of any proposals brought before the 2008 Annual Meeting.
     The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares they hold of record, and will reimburse such brokers, custodians, nominees and fiduciaries for their expenses in so doing.
OUTSTANDING SHARES AND VOTING RIGHTS
     The record date for determining shareholders entitled to vote at the 2008 Annual Meeting is December 3, 2007. As of November 30, 2007, the outstanding voting securities of the Company consisted of 5,287,501 Common Shares. Each Common Share, exclusive of treasury shares, has one vote. The Company held no Common Shares in its treasury on November 30, 2007. The holders of a majority of the Common Shares of the Company issued and outstanding, present in person or by proxy, shall constitute a quorum for the purposes of the 2008 Annual Meeting.
     The table below names the persons who are known by the Company to be the beneficial owners of more than 5% of its outstanding Common Shares as of October 31, 2007, and states the number of such Common Shares beneficially owned by each such person and the percentage of the outstanding Common Shares which that number of shares constitutes as of that date, unless otherwise indicated.

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership		of Class
Ms. Janice Carlson and Mr. Charles H. Smith, III,	2,002,049	(1)	37.89%	(1)
Trustees, Voting Trust Agreement c/o SIFCO Industries, Inc. 970 E. 64th Street Cleveland, OH 44103
Tontine Capital Management, LLC	501,700	(2)	9.50%	(2)
55 Railroad Avenue, Greenwich, CT 06830

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class
Dimensional Fund Advisors, LP	292,091 (3)	5.53% (3)
1299 Ocean Avenue Santa Monica, CA 90401
(1)	As of October 31, 2007, Janice Carlson and Charles H. Smith, III beneficially owned, as Trustees, 2,002,049 Common Shares of the Company and such Common Shares have been deposited with them or their predecessors, as Trustees, under a Voting Trust Agreement entered into as of January 30, 2007. The Voting Trust Agreement is for a three-year term ending January 31, 2011. The Trustees under the Voting Trust Agreement share voting control with respect to all such Common Shares. Although the Trustees do not have the power to dispose of the shares subject to the Voting Trust, they share the power to terminate the Voting Trust or to return shares subject to the Voting Trust to holders of voting trust certificates. Ms. P. S. Gotschall-Wilhelm beneficially owns of record 360,572 shares (6.82%) of the Company, which shares are subject to the Voting Trust Agreement. The Estate of Mr. C. H. Smith, Jr. owns of record 536,236 shares (10.15%) of the Company, which shares are subject to the Voting Trust Agreement. The executors and beneficiaries of the Estate have, subject to the terms of the Voting Trust Agreement, voting power and investment power with respect to the shares held by the Estate.

(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) as of December 31, 2006, Tontine Capital Management, LLC (“Tontine”), the general partner of Tontine Capital Partners, LP, a non-registered, privately-held investment partnership, possesses both voting and investment power over 501,700 Common Shares of the Company as of December 31, 2006.

(3)	Based on a Schedule 13G/A filed with the SEC as of December 31, 2006, Dimensional Fund Advisors LP. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or investment manager, Dimensional possesses voting and/or investment power over 292,091 Common Shares of SIFCO Industries, Inc. and may be deemed the beneficial owner of those shares owned by the Funds as of December 31, 2006. Dimensional has disclaimed beneficial ownership of all of such Common Shares.
PROPOSAL TO ELECT SIX (6) DIRECTORS
     Six (6) directors are to be elected at the 2008 Annual Meeting to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified. Shares represented by validly given proxies will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The six (6) nominees receiving the most votes will be elected as directors at the 2008 Annual Meeting.
     Although the Company does not contemplate that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is currently intended that the remaining directors will, by the vote of a majority of their number, designate a different nominee for election to the Board at the 2008 Annual Meeting.
Nominees for election to the Board of Directors
Jeffrey P. Gotschall, 59, director of the Company since 1986, Chairman of the Board since 2001, and Chief Executive Officer of the Company since 1990. Mr. Gotschall previously served the Company from 1989 to 2002 as President, from 1986 to 1990 as Chief Operating Officer, from 1986 through 1989 as Executive Vice President and from 1985 through 1989 as President of SIFCO Turbine Component Services.
Hudson D. Smith, 56, director of the Company since 1988. Mr. Smith is currently the President of Forged Aerospace Sales, LLC. Mr. Smith previously served the Company as Executive Vice President from 2003 through January 2005; as Treasurer from 1983 through January 2005; as President of SIFCO Forge Group from 1998 through 2003; as Vice President and General Manager of SIFCO Forge Group from 1995 through 1997; as General Manager of SIFCO Forge Group’s Cleveland Operations from 1989 through 1995; and as General Sales Manager of SIFCO Forge Group from 1985 through 1989. Refer to “Director Compensation” below for a discussion of certain transactions between Mr. Smith and the Company.
Frank N. Nichols, 67, director of the Company since 2006. Mr. Nichols is president of FNN Enterprises, LLC. Mr. Nichols retired in 2005 from his position as Group Vice President for the Fluid Management and Control Systems Branch of the Parker Hannifin Corporation Aerospace Group. He previously served from 1992 through 1996 as the Group Vice President for Parker Hannifin’s Fluid Management and Control Systems Midwest Region, and from 1982 through 1992 as the General Manager of Parker Hannifin’s Gas Turbine Fuel Systems Division. Mr. Nichols began his career at Parker Hannifin Corporation in 1962.

P. Charles Miller, Jr., 69, director of the Company since 2002. Mr. Miller is the Chairman and CEO of Duramax Marine LLC. Prior to acquiring Duramax Marine in 1999, he had served as President, CEO and director of Duramax, Inc. since 1982. Mr. Miller serves on the Board of Advisors of Custom Rubber Corporation and the Atlas Steel Products Company. He also serves on the Boards of numerous not-for-profit organizations.
Alayne L. Reitman, 43, director of the Company since 2002. Ms. Reitman currently serves as a Trustee of The Cleveland Foundation and Hawken School. She previously served from 1999 to 2001 as President of Embedded Planet, a high-tech start-up company; from 1993 to 1998 as Vice President and Chief Financial Officer of The Tranzonic Companies, Inc.; and from 1991 to 1993 as Senior Financial Analyst for American Airlines.
J. Douglas Whelan, 68, director of the Company since 1995. Mr. Whelan retired in 1999 from his positions as President, Chief Operating Officer and director of Wyman-Gordon Company. He previously served from 1994 through 1997 as President of Wyman-Gordon Forgings, Houston, Texas and from 1989 through 1994, as Vice President of Operations for the Cameron Forged Products Division of Cooper Industries, Houston, Texas. From 1965 to 1989, Mr. Whelan served in a variety of executive, technical and management positions with Cameron Iron Works. Mr. Whelan serves on the Board of Advisors of Forged Products, Inc., Houston, Texas, a member company of the Reserve Group of Akron, Ohio.
PROPOSAL TO ADOPT THE SIFCO INDUSTRIES, INC. 2007 LONG-TERM INCENTIVE PLAN
     On November 8, 2007, the Board of Directors approved the SIFCO Industries, Inc. 2007 Long-Term Incentive Plan (“2007 Plan”), subject to approval by the Company’s shareholders at this Annual Meeting. A copy of the 2007 Plan is attached to this proxy statement as Exhibit A. A summary of the material provisions of the 2007 Plan is provided below; and this summary is qualified by reference to the full and complete text of the 2007 Plan (any inconsistencies between this summary and the text of the 2007 Plan will be governed by the text of the 2007 Plan).
     Purpose. The purpose of the 2007 Plan is to enhance the Company’s ability to attract and retain highly qualified employees, to motivate those employees by means of an opportunity to acquire or increase their interest in the Company’s operations and to align the interests of participants and shareholders through the ownership of Company common shares and the performance of the Company.
     Administration. The 2007 Plan is administered by the Board or a committee appointed by the Board (the “Administrator”), which has broad power and authority, including conclusive authority to construe and interpret the Plan and any related award agreement, authority to designate grantees and determine types and terms of awards and authority to create any appropriate supplements to the 2007 Plan or subplans necessary to enable employees who are foreign nationals or employed outside of the U.S. to participate in the 2007 Plan.
     Eligibility. Those persons eligible to participate in the 2007 Plan are Company employees and employees of its affiliates who the Administrator determines and designates to be able to receive awards under the 2007 Plan. The Company estimates that approximately 20 persons currently would be eligible to be selected by the Administrator for participation in the Plan.
     Shares Subject to the 2007 Plan and Award Limitations. The total number of common shares of the Company available for awards under the 2007 Plan is 250,000. Common shares subject to an award that is forfeited, terminated, or expired without having been exercised will generally be available again for grant under the 2007 Plan in the same amount as was originally counted against the overall share limitation. The closing price of the Company’s common shares as reported by The American Stock Exchange was $19.55 per share on November 30, 2007.
     The 2007 Plan also includes limitations as to the awards that can be made to an individual within any twelve-month period. Under the 2007 Plan, no more than 50,000 common shares subject to options or stock appreciation rights (SARs) may be awarded to any one person in any twelve-month period. The 2007 Plan also provides that no one person may be awarded restricted stock, restricted stock units, performance shares and/or performance units relating to more than 50,000 common shares in any twelve-month period. The maximum amount that may be earned by any person in any twelve-month period under a performance-based award with a performance period of up to one year is $2,000,000. Where a performance award has a performance period of up to five years, the maximum amount that may be earned in respect of the performance period by any person is $5,000,000.
     Adjustments upon Changes in Capitalization. The number of Company common shares as to which awards may be granted under the 2007 Plan (as well as the limitations upon the number of shares subject to awards and subject to awards to an individual in a calendar year) will be appropriately adjusted to reflect certain changes in our capitalization, including stock splits, stock dividends, recapitalizations, and reclassifications. The Administrator has the authority to assume or substitute awards in connection with mergers, reorganizations or similar transactions, in which circumstances the overall number of shares available under the Plan also will be appropriately adjusted.
     Types of Awards. The Administrator shall determine, as it deems appropriate, the type(s) of award(s) to be made to each eligible participant and shall set forth, in a related award agreement between the Company and the eligible participant, the terms, conditions, restrictions or limitations of each award. Awards granted under the 2007 Plan may take the following forms:
•	Stock Options - The Administrator may grant stock options pursuant to the 2007 Plan and may determine the terms, conditions, restrictions or limitations of options, including restrictions on vesting and transferability, and requirements for continued employment or service. The Administrator will determine whether an option is to be an incentive stock option or nonqualified option; and will determine the option’s exercise price, which may not be less than the fair market value of the Company’s common stock on the date of grant. Upon exercise of an option, the holder generally must make a payment in cash, or cash equivalents acceptable to the Company, equal to the exercise price of the stock option, although an award agreement may provide for alternative forms of payment, including a cashless exercise or the tendering of previously-acquired common stock of the Company having a fair market value at the time of exercise equal to the exercise price. The Administrator may determine the expiration date of each option, which will no later than 10 years after the grant date. Stock options granted in the form of incentive stock options are also subject to certain additional limitations as provided in Section 422 of the Internal Revenue Code of 1986, as amended (Code), including the limitation that the aggregate fair market value of common stock with respect to which incentive stock options may become exercisable by an employee in any calendar year may not exceed $100,000.

•	Stock Appreciation Rights - Stock appreciation rights (SARs) may be granted pursuant to the 2007 Plan either separately or in conjunction with stock options. Upon exercise of a SAR, the holder will receive payment from the Company of cash in the amount, and/or Company common stock with a fair market value, equal to the appreciation in fair market value of the Company’s common shares (covered by the SAR) from the grant date of such SARs to the exercise date. No SAR may be exercisable more than 10 years from the date of grant.

•	Restricted Stock and Restricted Stock Units. The Administrator may grant restricted stock and restricted stock units with such terms, conditions, restrictions or limitations as the Administrator may deem appropriate, including restrictions as to the time period for which the shares will be restricted and including the satisfaction of individual performance and/or Company performance objectives. During the period in which any of the Company common shares are subject to any conditions, restrictions or limitations, the holder of restricted stock generally may vote such shares and receive dividends paid on the shares of common stock, subject to restrictions imposed by the Administrator. A holder of restricted stock units generally has no rights as a shareholder of the Company, but the Administrator may provide in an award agreement for the receipt of dividends by a holder of restricted stock units and for the reinvestment of those dividends.

•	Unrestricted Stock. The Administrator may grant or sell unrestricted stock awards to an eligible employee, free of any restrictions and at par value or a higher price as determined by the Administrator.

•	Performance Shares, Performance Units, Performance Awards and Annual Incentive Awards. The Administrator may grant performance shares, performance units, performance awards, and annual incentive awards that are valued based upon the extent to which corresponding performance criteria have been achieved during a specified performance period. Performance shares are denominated in shares, whereas performance units are denominated in units that are generally valued at one dollar per unit. The Administrator may use business criteria and other measures of performance as it considers appropriate, and performance targets and performance periods may vary among awards and among participants. The Administrator may provide in performance share and performance unit awards for discretion as to whether to take certain nonrecurring or extraordinary events or items into account in determining whether performance targets have been met. The form of the payout of performance share and performance unit awards will be determined by the Administrator, and may be cash or common shares (or a combination thereof) equal to the value of the award earned during the performance period. Performance goals applicable to any award to a participant who is, or is determined likely to become, a “covered employee” within the meaning of Code Section 162(m), shall be objective and otherwise meet the requirements of Code Section 162(m).
     Transferability. The Administrator has authority to restrict transferability of awards. The 2007 Plan also provides that certain types of awards may not be transferred, although options and SARs may be transferred by will or the applicable laws of descent and distribution in the event of the participant’s death or, in certain limited instances, to family members.
     Certain Other Possible Award Restrictions. The Company may retain, in an award agreement, the right to cause a forfeiture of the gain realized by a grantee due to actions of the grantee in violation or breach of or in conflict with an employment agreement, noncompetition agreement, non-solicitation agreement or confidentiality obligation or due to actions otherwise in competition with the Company. The Company also may retain the right to cause a forfeiture of an award if a grantee is terminated for cause (as defined in the 2007 Plan).
     Amendment. The Board may amend, suspend or terminate the 2007 Plan at any time, subject to applicable shareholder approval requirements, including as set forth in the 2007 Plan. No amendment, suspension or termination of the 2007 Plan may impair rights or obligations under any outstanding Plan award without the participant’s consent. The Administrator may amend, modify or supplement the terms of any award, but may not impair the rights of the holder of an award without the holder’s consent.
     Change in Control. Outstanding options, SARs, restricted stock and restricted stock units may be assumed in connection with and continue following a corporate transaction constituting a change in control. In the event of a corporate transaction constituting a change in control of the Company in which awards are not being assumed or continued, except as otherwise provided in an award agreement, (i) options and SARs will vest and become exercisable for the 15 day period preceding the transaction, and restricted stock will vest, although the Administrator has authority to elect to cancel any outstanding options, restricted stock and SARs and pay the holder the spread between the exercise price of the SAR or stock option and the price paid in connection with the change in control (and in the case of restricted stock, pay the holder the corporate transaction price for such shares); and (ii) restricted stock units will be cancelled in exchange for a cash payment in an amount equal to the product of (aa) the amount that would have been due under the award if the performance goals (as measured as of the corporate transaction date) were to continue to be achieved, and (bb) a fraction, the numerator of which is the number of months elapsed from the beginning of the performance period to the corporate transaction date and the denominator of which is the total number of months in the performance period.
     Term. Awards may be granted under the 2007 Plan for a period of ten (10) years from the date of adoption of the 2007 Plan by the Board, at which date the 2007 Plan will expire without affecting any awards that are then outstanding.
     Federal Income Tax Consequences. The following summarizes certain federal income tax consequences relating to the 2007 Plan. The summary is based upon the laws and regulations currently in effect and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2007 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

     Stock Options and SARs. The grant of a stock option or a SAR under the 2007 Plan will create no income tax consequences to us or to the employee-recipient. A participant who is granted a nonqualified stock option or a SAR will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of the Company’s common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date). Upon the participant’s subsequent disposition of the shares of common stock received with respect to a nonqualified option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).
     In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.
     Restricted Stock. Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made under the 2007 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized by the participant from the sale differs from his or her tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.
     A participant may, within 30 days after the date of the award of restricted stock, elect, under the Code Section 83(b), to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.
     Restricted Stock Units. A participant will not recognize income and the Company will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2007 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
     Performance Shares. The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant’s receipt of shares and/or cash at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the tax basis of the shares (i.e., the fair market value of the shares on the date the participant received the shares).
     Performance Units. The grant of a performance unit will create no income tax consequences to the Company or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the tax basis of the shares (i.e., the fair market value of the shares on the date the participant received the shares).
     Unrestricted Stock Awards, Performance Awards, Incentive Awards. A participant who is granted or paid an unrestricted stock award, a performance award, or an annual incentive award will recognize ordinary income equal to the amount of cash paid and/or the fair market value of the shares received on the date of the award, and the Company will be entitled to a corresponding income tax deduction.
     Section 162(m) Limit on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deduction we can take for compensation we pay to our chief executive officer and our four other highest paid officers (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The 2007 Plan is designed so that awards granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation.
     Code Section 409A. Awards under the 2007 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. If the requirements of Section 409A are not complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20 percent penalty tax and, potentially, interest and penalties. We have sought to structure the 2007 Plan, and we expect to seek to structure awards under the 2007 Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued by the Treasury Department and the Internal Revenue Service pursuant to Section 409A. To the extent that we determine that any award granted under the 2007 Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The 2007 Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.
     Code Section 280G. Awards that are accelerated or enhanced as a result of a corporate transaction that constitutes a change in control of the Company may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G to the extent such payments, when aggregated with other payments subject to Code Section 280G, exceed applicable limitations. Any such excess parachute payments are not deductible by the Company, and are subject to a 20 percent excise tax payable by the employee.

Vote Required.
     Approval of the 2007 Plan requires the affirmative vote of the holders of a majority of the Company’s common shares present in person or by proxy and entitled to vote at this Annual Meeting. The Board of Directors of SIFCO unanimously recommends a vote FOR the adoption of the SIFCO Industries, Inc. 2007 Long-Term Incentive Plan.
STOCK OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES
     The following table sets forth, as of October 31, 2007, the number of Common Shares of the Company beneficially owned by each director, nominee for director and named executive officer and all directors and executive officers as a group, according to information furnished to the Company by such persons:

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership (1)	Percent of Class

Jeffrey P. Gotschall (1)(2)(3)(4)	148,100	2.80%
Hudson D. Smith (2)(3)(4)	113,887	2.16%
Frank A. Cappello (1)	39,000	*
J. Douglas Whelan	8,000	*
Frank N. Nichols	3,225	*
P. Charles Miller, Jr.	2,700	*
Alayne L. Reitman	1,100	*

All Directors and Executive Officers as a Group (7 persons) (1)	316,012	5.98%

*	Common Shares owned are less than one percent of class.

(1)	Unless otherwise stated below, the named person owns all of such shares of record and has sole voting and investment power as to those shares. A portion of the total number of shares for the following persons and group represents shares which could be acquired within 60 days of October 31, 2007 by exercise of stock options: Mr. J. P. Gotschall, 5,000 shares; Mr. F. A. Cappello, 38,000 shares; and all directors and executive officers as a group, 43,000 shares. In accordance with SEC rules, the percentage ownership for each of Mr. J.P. Gotschall, Mr. F.A. Cappello and the above-referenced group has been calculated assuming full exercise of the aforementioned stock options by such individual or group, but no exercise of outstanding options by any other person.

(2)	Includes, in the cases of Mr. J. P. Gotschall and Mr. H. D. Smith, shares owned by their spouses and any minor children or in trust for them, their spouses and their lineal descendants.

(3)	Includes Voting Trust Certificates issued by the aforementioned (see page 2) Voting Trust representing an equivalent number of Common Shares held by such Trust as follows: Mr. J. P. Gotschall — 143,100; and Mr. H. D. Smith — 112,447.

(4)	Mr. J. P. Gotschall and Mr. H. D. Smith are cousins.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten (10) percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten (10) percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during, or with respect to, the fiscal year ended September 30, 2007, the Company believes that no director, officer, beneficial owner of more than ten (10) percent of its outstanding Common Shares or any other person subject to Section 16(a) of the Exchange Act failed to file on a timely basis during fiscal 2007 any reports required by 16(a) of the Exchange Act.

CORPORATE GOVERNANCE AND BOARD OF DIRECTOR MATTERS
     Board of Directors — The Company’s Board of Directors held four (4) regularly scheduled meetings during the last fiscal year. The Board of Directors’ standing committees are the Audit, Compensation, and Nominating and Governance Committees. Directors are expected to attend Board meetings, our annual shareholders’ meeting, and the meetings of the committees on which he or she serves. During fiscal 2007 each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. SIFCO’s independent directors meet separately at each regularly scheduled Board meeting. All of the directors attended the Company’s 2007 Annual Meeting of Shareholders.
     Director Independence — The members of the Board of Directors’ standing committees are all independent directors as defined in Section 121A of the AMEX Listing Standards, Policies and Requirements. The Board has affirmatively determined that Mr. J. D. Whelan, Ms. A. L. Reitman, Mr. P. C. Miller, Jr., and Mr. F. N. Nichols meet these standards of independence. The Board has affirmatively determined that Mr. J. D Gotschall and Mr. H. D. Smith do not meet these standards of independence, are therefore not independent and, accordingly, are not members of any of the Board’s standing committees.
     Board Committees
     Audit Committee — The functions of the Audit Committee are to select, subject to shareholder ratification, the Company’s independent registered public accounting firm; to approve all non-audit related services performed by the Company’s independent registered public accounting firm; to determine the scope of the audit; to discuss any special problems that may arise during the course of the audit; and to review the audit and its findings for the purpose of reporting to the Board of Directors. The members of the Audit Committee are all independent directors as defined in Section 121A of the AMEX Listing Standards, Policies and Requirements. Each member of the Audit Committee is financially literate and A. L. Reitman is designated as the Audit Committee financial expert. The Audit Committee, currently composed of A. L. Reitman (Chairperson), P. C. Miller, Jr., J. D. Whelan, and F. N. Nichols, held two (2) meetings separate from a regular board meeting and two (2) meetings as a part of a regular board meeting during fiscal 2007. The Audit Committee operates under a written charter that is available on the Company’s website at www.sifco.com.
     Compensation Committee— The functions of the Compensation Committee are to review and make recommendations to the Board to ensure that our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines and, subject to the approval of the Board, to establish the executive compensation packages offered to directors and officers. Officer’s base salary, target annual incentive compensation awards and granting of stock options, and the number of shares that should be subject to each option so granted, are set at competitive levels with the opportunity to earn reasonable pay for targeted performance as measured against peer group of companies. The Compensation Committee is appointed by the Board, and consists entirely of directors who are independent directors as defined in Section 121A of the AMEX Listing Standards, Policies and Requirements. Our Compensation Committee, currently composed of J. D. Whelan (Chairperson), A. L. Reitman, P. C. Miller, Jr., and F. N. Nichols, held one (1) meeting during fiscal 2007. The Compensation Committee operates under a written charter that is available on the Company’s website at www.sifco.com.
     Nominating and Governance Committee — The functions of the Nominating and Governance Committee are to recommend candidates for the Board of Directors and address issues relating to (i) senior management performance and succession and (ii) the composition and procedures of the Board. The Nominating and Governance Committee is currently composed of A. L. Reitman, J. D. Whelan, P. C. Miller, Jr., and F. N. Nichols. The members of the Nominating and Governance Committee are all independent directors as defined in Section 121A of the AMEX Listing Standards, Policies and Requirements. The Nominating and Governance Committee did not hold any formal meetings during the last fiscal year; however, its function was fulfilled during sessions of the full Board of Directors. The Nominating and Governance Committee operates under a written charter that is available on the Company’s website at www.sifco.com.
     Process for Selecting and nominating Directors — In its role as the nominating body for the Board, the Nominating and Governance Committee reviews the credentials of potential director candidates (including potential candidates recommended by shareholders), conducts interviews and makes formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, the Nominating and Governance Committee considers a variety of factors, including skills, independence, background, experience, diversity and compatibility with existing Board members. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may consider such other factors as it deems appropriate in the best interests of the Company and its shareholders. The Nominating and Governance Committee will consider shareholder nominations for directors at any time. Any shareholder desiring to have a nominee considered by the Nominating and Governance Committee should submit such recommendation in writing to a member of the Nominating and Governance Committee or the Secretary of the Company, c/o SIFCO Industries, Inc., 970 East 64th Street, Cleveland, OH 44103. The recommendation letter should include the shareholder’s own name, address and the number of shares owned and the candidate’s name, age, business address, residence address, and principal occupation, as well as the number of shares the candidate owns. The letter should provide all of the information that would need to be disclosed in the solicitation of proxies for the election of directors under federal securities laws. Finally, the shareholder should also submit the recommended candidate’s written consent to be elected and commitment to serve if elected. The Company may also require a candidate to furnish additional information regarding his or her eligibility and qualifications.
     Compensation Committee Interlocks and Insider Participation — None of the directors who served on the Compensation Committee during fiscal 2007 was a current or former officer or an employee of the Company or had any relationship with the Company that would be required to be disclosed by the Company under applicable related party transaction requirements. During fiscal 2007, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee and, therefore, there were no interlocking relationships (as described in Item 407 (e) (iii) of SEC Regulation S-K) between members of the Compensation Committee and the Company. J. D. Whelan, Frank N. Nicholas, P. Charles Miller, Jr. and Alayne L. Reitman served as the members of the Compensation Committee during fiscal 2007.
     Communications with the Board of Directors — Shareholders may communicate their concerns directly to the entire Board of Directors or specifically to non-management directors of the Board. Such communication can be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Board of Directors, SIFCO Industries, Inc., c/o Mr. Daniel G. Berick, Secretary, 970 E. 64th Street, Cleveland, Ohio 44103.
     Code of Ethics — The Company’s Code of Ethics applies to all of its employees, including its Chief Executive Officer and its Chief Financial Officer. The Code of Ethics and all committee charters are posted in the Investor Relations portion of the Company website www.sifco.com.
     Certain Relationships and Related Transactions — There were no transactions between the Company and its officers, directors or any person related to its officers or directors, or with any holder of more than 5% of the Company’s common shares, either during 2007 or up to the date of this proxy statement, except for the relationship with Mr. H.D. Smith related to the sales representative agreement that is in place and that is disclosed/discussed in Directors Compensation.
     The Company reviews all transactions between the Company and any of our officers and directors. The Company’s Code of Ethics, which applies to all employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of the Company or its shareholders. In addition, the Company’s corporate governance practices include procedures for discussing and assessing relationships, including business, financial, familial and nonprofit, among the Company and its officers and directors, to the extent that they may arise. The Board reviews any transaction with a director to determine, on a case-by-case basis, whether a conflict of interest exists. The Board ensures that all directors voting on such a matter have no interest in the matter and discusses the transaction with counsel as deemed necessary. The Board will generally delegate the task of discussing, reviewing and approving transactions between the Company and any of its officers or directors to the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS
     Executive Compensation Philosophy and Objectives — The Company recognizes the importance of maintaining sound principles for the development and administration of our executive compensation and benefit programs. Specifically, our executive compensation and benefit programs are designed to meet the following objectives — (i) to compensate executive officers at competitive levels to ensure the Company attracts and retains key management employees throughout the organization; (ii) to provide executive officers with the opportunity to earn reasonable pay for targeted performance; (iii) to link executives’ compensation, particularly annual incentive compensation, to established Company performance goals; and (iv) on occasion, to provide management with an “special recognition” incentive to achieve certain extraordinary goals in response to changing market or operational conditions.
     The Company believes that a disciplined focus on these core principles will benefit the Company, and ultimately its shareholders, by ensuring that it can attract and retain highly qualified executive officers who are committed to the Company’s long-term success.
     Role of the Compensation Committee — The Compensation Committee has taken the following steps to ensure the Company’s executive compensation and benefit programs are consistent with the Company’s compensation philosophy and corporate governance guidelines:
•	Utilized studies and surveys of qualified independent professionals to (i) assess the competitiveness of our overall executive compensation and benefits program and (ii) provide a high level and objective review of our executive compensation program;

•	Developed executive officer compensation structures based on targeting a competitive level of pay as measured against similarly situated companies;

•	Maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to the Company CEO independent of input from the CEO;

•	Reviewed, on an annual basis, the performance of executive officers with assistance from the CEO and determined proper total compensation based on performance and competitive levels as measured against similarly situated companies; and

•	Maintained the practice of holding executive sessions (without management present) at every Committee meeting
     Total Compensation — The Company seeks to compensate its executive officers at competitive levels, with the opportunity to earn reasonable pay for targeted performance, through programs that emphasize performance-based incentive compensation. To that end, total executive compensation is structured to ensure that, due to the nature of the Company’s business, there is a focus on the Company’s financial performance and shareholder return. The Company believes total executive compensation is reasonable. Further, in light of its compensation philosophy, The Company believes that the total compensation package for its executive officers should continue to consist of base salary, annual (cash) incentive compensation awards, long-term incentive compensation, and certain other benefits.
     Elements of Compensation
     Base Salary — When determining the amount of base salary for the Company’s executive officers, the Compensation Committee considers the salaries of similarly situated personnel in similar companies. When making adjustments in base salaries, the Compensation Committee also considers corporate financial performance. In certain individual cases where deemed appropriate, the Compensation Committee may also consider certain non-financial performance measures, such as (i) increases in market share, (ii) manufacturing efficiency gains, (iii) improvements in product quality, etc. For fiscal 2007, Mr. J. P. Gotschall and Mr. F. A. Cappello received increases of 0% and 6.6%, respectively, in their base salaries. The increase for Mr. F.A. Cappello was the result of the Company’s improved financial performance along with his individual performance, accomplishments and varied responsibilities.
     Annual Incentive Compensation Awards — This form of non-equity incentive compensation for executive officers provides for the award of annual cash bonuses. In years with strong financial and/or strategic performance, executive officers can earn cash incentive awards that would be considered reasonable as compared to similarly situated companies.
     Annual incentive compensation awards are intended to reinforce the Company’s strategic objectives, promote achievement of certain financial and/or strategic targets and reward the performance of individual executive officers in fulfilling their respective defined responsibilities. Consistent with its compensation philosophy, the Company’s annual incentive compensation award payments to executive officers are contingent upon the achievement of a specific performance target during the applicable performance period. Specific annual performance targets are generally based on a number of criteria including (i) the Company’s consolidated profit before tax, subject to certain adjustments, (ii) an individual business unit’s operating profit, subject to certain adjustments, (iii) an executive officer’s performance relative to strategic objectives, (iv) utilization (disposition) of performing (non-performing) Company assets or (v) other similar criteria. These criteria may change from one period to another based on the particular strategic focus of the Company for that respective period as deemed appropriate by the compensation committee of the Board. Each performance target may also have a minimum threshold and maximum payout level.
     For 2007, the specific performance targets for both of Mr. J.P. Gotschall and Mr. F.A. Cappello were (i) to achieve $4.7 million of consolidated SIFCO Industries, Inc. profit before tax and (ii) to complete the effective disposition of certain non-performing assets of the Company’s non U.S. subsidiaries, while maintaining a positive cash flow from such divested operations during the disposition process.
     In addition to setting performance targets, the Compensation Committee also sets each executive officer’s target annual incentive compensation amount. This target annual incentive compensation amount is based on a percentage of each executive officer’s base salary. In determining the target annual incentive compensation amount, the Committee considers the executive’s base salary and determines the appropriate target annual incentive compensation amount that is required to keep the executive’s annual total cash compensation at a competitive level as compared to similarly situated companies. In addition, the Compensation Committee may also consider various other factors, including the impact that executive officers and other key employees are capable of and should have relative to achieving the Company’s stated performance target.
     For 2007, Mr. J.P Gotschall and Mr. F.A. Cappello both had two (2) separate target annual incentive compensation amounts as follows — (i) 0-75% of base salary, subject to a minimum threshold amount, related to the achieved level of consolidated SIFCO Industries, Inc. profit before tax of $4.7 million and (ii) a “special recognition” cash incentive opportunity equal to 100% of base salary, related to the successful and effective disposition of certain non-performing assets of the Company’s non U.S. subsidiaries. These equated to targeted annual incentive compensation amounts of $155,250 and $207,000 for Mr. J. P. Gotschall, and $120,750 and $160,000 for Mr. F. A. Cappello, respectively, which amounts were to be paid upon the achievement of the above described performance targets. In 2007, Mr. J.P. Gotschall and Mr. F.A. Cappello received cash bonuses of $362,250 (or 175% of base salary) and $280,750 (or 175% of base salary) at year-end, respectively, because all stated performance targets were achieved or exceeded.
     Because of the relative importance of annual incentive compensation awards to total compensation and its direct link to the achievement of specific performance targets, the Company believes that the annual incentive compensation awards remain an important part of its compensation program.
     Long-Term Equity-Based Incentive Compensation — Historically, the primary form of the Company’s long-term incentive compensation consisted of nonqualified stock options. The Company selected stock options because it believed they were a competitive form of compensation expected by its executive officers and senior management. Two (2) separate long-term equity-based incentive compensation plans were established by the Company in 1995 and 1998 to promote the long-term financial interest of the Company by providing for the award of equity-based incentives to executive officers and other senior management who provide critical, value-added services to the Company. To reinforce the commitment to long-term results and to retain executives, the Company’s existing long-term equity-based compensation awards vest and become exercisable over a four year period. The Compensation Committee has granted all of the awards available for granting under the Company’s two existing long-term equity-based incentive compensation plans. Therefore, no stock option awards were granted in fiscal 2007 and, as of September 30, 2007, no further options are available to be awarded under either of the Company’s two (2) existing plans. Both Mr. J.P. Gotschall and Mr. F.A. Cappello have exercisable options as of September 30, 2007.
     With the change in the accounting treatment of options, the Company, like many other companies, re-examined the cost and competitive need for options, which process included a review of competitive data regarding equity-based awards. The Company determined that a combination of equity-based, long-term incentive compensation awards (e.g. stock options, time-based stock appreciation rights, performance-based restricted stock units, etc.) would provide a package of incentive compensation vehicles that would more effectively align the interests of the Company’s executives with the interests of its shareholders and provide a balance between (i) rewards for achieving specified financial targets and (ii) rewards for growth in market value over time. As described in this proxy statement under “Proposal to Adopt the 2007 Long-term Incentive Compensation Plan,” the Company is proposing, for shareholder approval, a new long-term incentive compensation plan.
     The Company has granted stock options only with an exercise price equal to or greater than the market price of its common shares on the grant date. We do not attempt to time the grant of stock-based awards to the release of material nonpublic information. Our practice is to publicly release financial results for completed annual and quarterly periods at approximately the same time we file the required annual or quarterly report with the SEC.
     Other Benefits — The Company maintains certain other plans which provide, or may provide, compensation and benefits to our executive officers. These plans are principally our pension plan, supplemental executive retirement plan, and 401(k) plan, which are generally made available to all employees of the Company who meet certain eligibility requirements.
     Pension Plan — The Company maintains a defined benefit pension plan for all non-union salaried employees of the Company’s U. S. operations that were hired prior to March 1, 2003, including the executive officers and certain other key employees. This defined benefit pension plan was frozen as of March 1, 2003 and, consequently, although the plan will otherwise continue, the plan ceased the accrual of additional pension benefits for periods after March 1, 2003.
     Supplemental Executive Retirement Plan — The Company has a supplemental executive retirement plan, which provides supplemental retirement income to those employees whose maximum annual benefit payable under the Pension Plan was limited by the Internal Revenue Code (“IRC”). The only employee of the Company that had earned an accrued benefit under the Pension Plan that exceeded such IRC limitation was Mr. J. P. Gotschall. As with the Pension Plan, this plan was also frozen as of March 1, 2003 and, consequently, although the plan will otherwise continue, the plan ceased the accrual of additional pension benefits for periods after March 1, 2003.
     401(k) Plan — The Company’s maintains a defined contribution plan, which has been qualified under section 401(k) of the Internal Revenue (“IRS”) Code, and which covers all non-union, salaried employees of the Company’s U. S. operations, including the executive officers and certain other key employees. The plan provides that covered employees may defer and contribute 1% to 10% of their annual salary, as defined and subject to certain IRS limitations, to the plan and the Company will provide a nondiscretionary matching contribution equal to 50% of the employees contributed amount, up to the initial 10% of the employees’ elected deferral contribution. Covered employees may also contribute pre-tax amounts in excess of 10%, subject to certain IRS limitations, that will not be eligible for the Company matching contributions. If and/or when Company performance levels support it, there may also be a discretionary Company matching contribution amount, up to 5% of the covered employees annual compensation (and also based on the employees elected deferral contribution level), to be determined annually by the Board of Directors of the Company based on predetermined performance objectives. For fiscal 2007, the Company will make an additional discretionary matching contribution of 5%. The employees’ contributions and the matching Company contribution may be placed, at the direction of the employee, in various combinations of fixed income and equity security investments.
     For fiscal 2007, the Company’s combined matching contributions provided to Mr. J.P. Gotschall and Mr. F.A. Cappello under its 401(k) plan were valued at $13,125 and $11,662, respectively.

     Perquisites and Other Benefits — The following other benefits are generally available to all employees of the Company — (i) 100% of the premium cost for term life insurance coverage with a death benefit equal to 150% of such employees’ annual base compensation and (ii) 50% of the premium cost for long term disability coverage (if such coverage is elected by the employee) with income replacement equal to 60% of such employees’ annual base compensation up to a maximum of $120,000 per year. The value of such perquisites to the named executive officers in fiscal 2007 was not material.
     Change in Control Agreements and Severance Agreements — The Company has entered into change in control agreements and/or severance agreements with its executive officers because it believes that such agreements serve to protect the Company and such executive officers in the event of involuntary termination of such executives for other than cause and/or as a result of a change in control of the Company. The purpose of these agreements is to reinforce and encourage the continued attention and dedication of these executive officers to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of the Company. These agreements are discussed below under “Potential Payments upon Termination or Change in Control.”
EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2007
     The following table sets forth information regarding the compensation of the Company’s Chief Executive Officer and Chief Financial Officer, the only named executive officers of the Company for fiscal 2007:

			Non-Equity
			Incentive		All Other
Name and			Compensation ($)	Stock Option Awards	Compensation	Total Compensation
Principal Position	Year	Salary ($)	(1) (4)	($) (2)	($) (3)	($)
Jeffrey P. Gotschall Chairman and CEO	2007	207,000	362,250	-0-	13,175	582,425
Frank A. Cappello Vice President and CFO	2007	161,000	280,750	3,247	12,037	457,034
(1)	Reflects the value of (i) annual incentive compensation earnings in the amounts of $155,250 for Mr. J.P. Gotschall and $120,750 for Mr. F.A. Cappello and (ii) “special recognition” cash incentive earnings in the amounts of $207,000 for Mr. J.P. Gotschall and $160,000 for Mr. F.A. Cappello.

(2)	Represents the proportionate amount of the total fair value of stock option awards recognized by the Company as an expense in 2007 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”). The awards for which expense is shown in this table include the awards described in Option Exercises and Fiscal Year-end Values below. The assumptions used in determining the grant date fair values of these awards are described in the notes to the Company’s consolidated financial statements, included in its annual reports to shareholders.

(3)	All other compensation consists of (i) amounts contributed by the Company as matching contributions with respect to U.S. employees pursuant to the SIFCO Industries, Inc. Employees’ 401(k) Plan, a defined contribution plan and (ii) amounts contributed by the Company’s charitable foundation to educational organizations on behalf of named executive officers.

(4)	Reference Compensation Discussion and Analysis for a detailed discussion of the material terms of the Company’s non-equity incentive compensation plan

Grants of Plan-Based Awards for Fiscal 2007
     The following table sets forth information regarding the grants of plan-based awards for the Company’s Chief Executive Officer and Chief Financial Officer, the only named executive officers of the Company for fiscal 2007:

		Estimated Future Payouts under Non-Equity
		Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Jeffrey P. Gotschall	November 2006
	Fiscal 2007 Management Incentive Plan -Regular	51,750	103,500	155,250
	Fiscal 2007 Management Incentive Plan -Special	207,000	207,000	207,000
Frank A. Cappello	November 2006
	Fiscal 2007 Management Incentive Plan -Regular	40,250	80,500	120,750
	Fiscal 2007 Management Incentive Plan -Special	160,000	160,000	160,000

(1)	The actual amounts paid are reflected in the Summary Compensation Table.

(2)	Reference Compensation Discussion and Analysis for a detailed discussion of the material terms of the Company’s non-equity incentive compensation plan.
Outstanding Equity Awards at Fiscal Year-End for 2007
     For each individual named in the Summary Compensation Table, set forth below is information relating to such person’s exercise of stock options during fiscal 2007 and ownership of unexercised stock options at September 30, 2007.

	Number of Securities
	Underlying Unexercised
	Options at Year-End (#)			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price ($)	Date
Jeffrey P. Gotschall	5,000	-0-		5.50	April 2012
Frank A. Cappello	5,000	-0-		6.81	March 2010
	10,000	-0-		4.69	November 2010
	10,000	-0-		5.50	April 2012
	7,500	2,500	(1)	3.50	November 2013
	3,000	3,000	(2)	3.74	July 2015

(1)	All of the remaining 2,500 options vest in November 2007.

(2)	Of the remaining 3,000 options, 1,500 options vest in July 2008 and 1,500 options vest in July 2009.
Defined Benefit Pension Plans
     The amounts stated in the foregoing Summary Compensation Table do not include amounts related to a change in the value of pension benefits payable to either Mr. J.P. Gotschall or Mr. F.A. Cappello because, as described below, the Company’s qualified, non-contributory pension plan known as SIFCO Industries, Inc. Salaried Retirement Plan (the “Retirement Plan”) is frozen and, therefore, no additional benefits accrued to either Mr. J.P. Gotschall or Mr. F.A. Cappello in fiscal 2007. Both Mr. J.P. Gotschall and Mr. F.A. Cappello participate on the same basis as other salaried employees in the Retirement Plan.
The Summary Compensation Table on page 15 includes both base salary and incentive compensation. Benefits payable under the Retirement Plan are calculated using only base salary. Under the terms of the Retirement Plan, as amended March 1, 2003 to cease the accrual of future retirement benefits as of that date, the amount of normal annual retirement benefit payable to a participating employee is generally based upon (i) years of service with the Company prior to normal retirement date but limited to service through March 1, 2003; (ii) “final average earnings” (average base salary during the 60 consecutive month period, within the 120 month period preceding March 1, 2003, during which the total amount of base salary was the highest); and (iii) average Social Security covered compensation. For an employee retiring with 25 years of service or less as of March 1, 2003, the benefit is equal to 2.144% of final average earnings minus .625% of average Social Security covered compensation multiplied by years of service up to 25 years. If an employee has more than 25 years of service as of March 1, 2003, the benefit is increased by 1.25% of final average earnings multiplied by his years of service in excess of 25 years. The amount so determined is payable in the form of a single life annuity or, under certain circumstances, a lump sum payment. Under the Internal Revenue Code, the maximum annual benefit payable under the Retirement Plan to covered employees is limited to $180,000 per year for 2007. Such limit was $160,000 in 2003, the year in which benefits under the Retirement Plan were frozen.
Supplemental Executive Retirement Plan
     The maximum amount of final average earnings used to compute benefits under the Retirement Plan is limited by the Internal Revenue Code. Therefore, in response to such limitations, the Company established a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide covered employees with a benefit amount equal to what they would have been entitled to receive under the Retirement Plan, as of March 1, 2003, if no such limitations existed.
     The estimated annual retirement benefit under the combined plans for each participant is based upon the base salary at March 1, 2003, the date on which benefits under the Retirement Plan and SERP ceased to accrue for all participants. The following table shows estimated combined annual benefits payable upon retirement under the Retirement Plan and the SERP.

	Years of Service
Remuneration	15	20	25	30	35	40

$125,000	36,502	48,670	60,837	68,649	76,462	84,274
150,000	44,542	59,390	74,237	83,612	92,987	102,362
175,000	52,582	70,110	87,637	98,574	109,512	120,449
200,000	60,622	80,830	101,037	113,537	126,037	138,537
225,000	68,662	91,550	114,437	128,499	142,562	156,624
250,000	76,702	102,990	127,837	143,462	159,087	174,712
275,000	84,742	112,990	141,247	158,424	175,612	192,799
300,000	92,782	123,710	154,637	173,387	192,137	210,887
325,000	100,882	134,430	168,037	188,349	208,662	228,997
     The payments by the Company to fund the benefits under the Retirement Plan and SERP are actuarially determined. The estimated annual benefits payable upon retirement and projected years of credited service through March 1, 2003, the date on which benefits under both plans ceased to accrue for all participants, are as follows: Mr. J. P. Gotschall — $140,500 (29.7 years) and Mr. F. A. Cappello — $7,800 (3.1 years). Total pension expense related to the Retirement Plan and SERP for fiscal year 2007 was $60,400.
Potential Payments Upon Termination or Change-in-Control
     The Company has entered into Change in Control Severance Agreements with Mr. J.P. Gotschall and Mr. F.A. Cappello, which provide severance benefits to such executives in the event of their involuntary termination resulting from a change in control. In addition, the Company has entered into a Separation Pay Agreement with Mr. F.A. Cappello, which provides severance benefits in the event of his involuntary termination with or without a change in control. These agreements are intended to protect the Company and such key executive officers in the event of their involuntary termination for other than cause and/or as a result of a change in control of the Company. The purpose of these agreements is to reinforce and encourage the continued attention and dedication of these executives to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of the Company. The Change in Control Severance Agreements provide for a number of benefits, including lump sum severance payments (equal to $500,000 for Mr. J.P. Gotschall and 100% of annual compensation, including base salary plus annual cash incentive, for Mr. F.A. Cappello), continuation of health and welfare insurance coverage for up to 24 months following termination, and accelerated vesting of existing stock options. The Separation Pay Agreement provides Mr. F.A. Cappello with a severance payment equal to 150% of his annual compensation, including base salary plus annual cash incentive, and continuation of health and welfare insurance coverage for up to 18 months following termination. For purposes of determining annual compensation relative to severance payments to Mr. F.A. Cappello, the annual cash incentive portion of his annual compensation is determined by calculating an average of the annual cash incentive amounts awarded to Mr. F.A. Cappello during the three fiscal years prior to termination.
     The Change in Control Severance Agreements provide that, upon the involuntary termination of Mr. J.P. Gotschall or Mr. F. A. Cappello other than for cause after a change in control has occurred, the Company is required to make the severance payments as outlined above. The Separation Pay Agreement provides that, upon the involuntary termination of Mr. F.A. Cappello other than for cause (regardless of whether a change in control has occurred), the Company is required to make the severance payment as outlined above.
     The following table describes the potential payments upon termination of employment of Mr. J. P. Gotschall and Mr. F.A. Cappello. The table assumes the executives’ employment was terminated on September 28, 2007, the last business day of the Company’s 2007 fiscal year.
Potential Payments Upon Termination of Employment

		Involuntary Not For	Involuntary Not For
		Cause Termination —	Cause Termination —
Name and	Voluntary	without a	with a
Principal Position	Termination	Change in Control	Change in Control

Jeffrey P. Gotschall
Severance	-0-	-0-	500,000
Stock Options	-0-	-0-	-0-
Health & Welfare Insurance	-0-	-0-	18,475

Frank A. Cappello
Severance	-0-	338,000	563,333
Stock Options	-0-	-0-	66,930
Health & Welfare Insurance	-0-	21,510	28,680
DIRECTOR COMPENSATION
     The following table sets forth information regarding fiscal 2007 compensation for each director other than Mr. J.P. Gotschall, whose compensation is set forth under the “Executive Compensation” section above.
Director Compensation for Fiscal 2007

	Fees Earned or Paid	All Other	Total
Name	in Cash ($)	Compensation ($) (1)	Compensation ($)

Hudson D. Smith	20,000	253,150	272,000
P. Charles Miller, Jr.	23,000	-0-	23,000
Frank N. Nichols	23,000	-0-	23,000
Alayne L. Reitman	29,000	1,000	29,000
J. Douglas Whelan	26,000	-0-	26,000

(1)	All other compensation consists of (i) with respect to Mr. H.D. Smith, payments made during fiscal 2007 under the Sales Representative Agreement, further described in the narrative that follows, for services other than as director, and (ii) with respect to all directors, amounts contributed by the Company’s charitable foundation to educational organizations on behalf of such directors.

     For fiscal 2007, each director of the Company (other than directors who are employed by the Company) received an annual retainer fee of $12,000 and an attendance fee of $2,000 per Board of Directors meeting and $1,000 per committee meeting. Committee Chairpersons received an additional $3,000 annual retainer for such service. The Company has determined its appropriate directors’ compensation structures based on targeting a competitive level of pay as measured against similarly situated companies.
     Mr. H.D. Smith previously held the position of Executive Vice President and Treasurer of the Company. In connection with his resignation from the Company, Mr. Smith entered into a Sales Representative Agreement with the Company, the terms of which are substantially the same as the terms of other agreements the Company maintains with its third-party sales representatives. Compensation under the Sales Representative Agreement, which resulted in payments of $252,000 in fiscal 2007, is based strictly upon earned sales commissions with no guaranteed minimum obligation to Mr. Smith.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management, and based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Compensation Committee
J. Douglas Whelan, Chairperson
Frank N. Nichols
P. Charles Miller, Jr.
Alayne L. Reitman
AUDIT COMMITTEE REPORT
     The Audit Committee reviewed and discussed the audited financial statements of the Company, for the fiscal year ended September 30, 2007, with the Company’s management and with the Company’s independent registered public accounting firm, Grant Thornton LLP. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by the Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees).
     The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 certifying the firm’s independence and the Audit Committee discussed the independence of Grant Thornton LLP with that firm.
     The Audit Committee and the Board of Directors of the Company operate under a written charter as last amended in July 2004.
     Based upon the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the SEC.

Audit Committee
Alayne L. Reitman, Chairperson
Frank N. Nichols
P. Charles Miller, Jr.
J. Douglas Whelan

PRINCIPAL ACCOUNTING FEES AND SERVICES
Audit Fees
     Fees paid or payable to Grant Thornton LLP for the audits of the annual financial statements included in the Company’s Forms 10-K and for the reviews of the financial statements included in the Company’s Forms 10-Q for the years ended September 30, 2007 and 2006 were $161,100 and $185,500, respectively. The Audit Committee has sole responsibility for determining whether and under what circumstances an independent registered public accounting firm may be engaged to perform audit-related services and must pre-approve any non-audit related service performed by such firm. In fiscal 2006, all audit and non-audit related fees, to the extent they were incurred, were pre-approved by the Audit Committee.
Audit-related Fees
     Fees paid or payable to Grant Thornton LLP for audit-related services for the years ended September 30, 2007 and 2006 were $3,000 and $6,500, respectively.
Tax Fees
     Fees paid or payable to Grant Thornton LLP for tax consulting services for the years ended September 30, 2007 and 2006 were $0 and $16,000, respectively.
All Other Fees
     There were no fees paid or payable during fiscal 2007 or fiscal 2006 to Grant Thornton LLP for products or services other than the professional services described above.
PROPOSAL FOR APPROVAL OF DESIGNATION OF AUDITORS
     The firm of Grant Thornton LLP has been the Company’s independent registered public accounting firm since 2002. The Board of Directors has chosen that firm to audit the accounts of the Company and its consolidated subsidiaries for the fiscal year ending September 30, 2008, subject to the ratification of the shareholders for which the affirmative vote of a majority of the Common Shares present and voting at the 2008 Annual Meeting (in person or by proxy) is required. Grant Thornton LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company or any of its affiliates other than as auditors. The Board of Directors recommends ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2008.
     Representatives of Grant Thornton LLP are expected to be present at the 2008 Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS
     A shareholder who intends to present a proposal at the 2009 Annual Meeting, and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting, must deliver the proposal to the Company no later than August 16, 2008. Any shareholder proposal submitted other than for inclusion in the Company’s proxy materials for the 2009 Annual Meeting must be delivered to the Company no later than October 30, 2008 or such proposal will be considered untimely. If a shareholder proposal is received after October 30, 2008, the Company may vote, in its discretion as to the proposal, all of the Common Shares for which it has received proxies for the 2009 Annual Meeting.

OTHER MATTERS
     The Company does not know of any other matters that will come before the meeting. In case any other matter should properly come before the 2008 Annual Meeting, it is the intention of the persons named in the enclosed proxy or their substitutions to vote in accordance with their best judgment in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with their judgment pursuant to the discretionary authority conferred by the enclosed proxy.
     By order of the Board of Directors.

SIFCO Industries, Inc.

Daniel G. Berick, Secretary

December 14, 2007

Exhibit A
SIFCO INDUSTRIES, INC. 2007 LONG-TERM INCENTIVE PLAN
SIFCO Industries, Inc., an Ohio corporation (the “Company”), sets forth herein the terms of the SIFCO Industries, Inc. 2007 Long-Term Incentive Plan (the “Plan”), as follows:
1.	PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified employees, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company, and furthering the identity of interests of employees and shareholders of the Company. Therefore, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, performance units, and annual and long-term performance awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein.
2.	DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1	“Administrator” means the Board or, where pursuant to Section 3.2 the Board has delegated its authority to the Committee or one or more directors of the Company, the Committee or such director or directors.

2.2	“Affiliate” means, with respect to the Company, any corporation which, with the Company, is a member of a controlled group of employers under Section 414(b) of the Code, and any other entity with which the Company would be considered a single employer under Section 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections; provided, however, that the term “Affiliate” shall be construed in accordance with the registration provisions of applicable federal securities laws.

2.3	“Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 13) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.4	“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Annual Incentive Award or Performance Award, under the Plan.

2.5	“Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6	“Award Shares” shall have the meaning set forth in Section 16.3 hereof.

2.7	“Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.

2.8	“Board” means the Board of Directors of the Company.

2.9	“Cause” means, as determined by the Administrator and unless otherwise provided in an applicable agreement with the Company or an Affiliate, that a Separation from Service shall have taken place as a result of (i) any act of personal dishonesty by a Grantee in connection with his or her responsibilities as an Employee and intended to result in substantial personal enrichment to the Grantee, (ii) the Grantee’s willful act constituting Gross Misconduct and which is injurious to the Company, or (iii) a Grantee’s conviction of, or guilty plea to, a felony which the Administrator reasonably believes had or will have a material detrimental effect on the Company’s reputation or business.
2.10	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.11	“Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.12	“Company” means SIFCO Industries, Inc., an Ohio corporation.

2.13	“Corporate Transaction” means a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company that constitutes a “change in control” under Section 409A.

2.14	“Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.15	“Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.16	“Effective Date” means the date the Plan is approved by the Board.

2.17	“Employee” means an employee of the Company or an Affiliate.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.19	“Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Administrator shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Administrator in good faith in a manner consistent with Section 409A.

2.20	“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.21	“Grant Date” means the date the Administrator has fixed, for each Award, the identity of the Grantee, the maximum number of shares of Stock subject to the Award, and the minimum exercise price or the Fair Market Value; provided that there is no unreasonable delay in giving notice of the grant to the Grantee.

2.22	“Grantee” means an Employee who receives or holds an Award under the Plan.

2.23	“Gross Misconduct” means (i) theft or damage of Company property, (ii) use, possession, sale or distribution of illegal drugs, (iii) being under the influence of alcohol or drugs (except to the extent medically prescribed) while on duty or on Company premises, (iv) involvement in activities representing conflicts of interest; (v) improper disclosure of confidential information; (vi) conduct endangering, or likely to endanger, the health or safety of another Employee, or (vii) falsifying or misrepresenting information on Company records.

2.24	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.25	“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.27	“Option Price” means the exercise price for each share of Stock subject to an Option.

2.28	“Other Agreement” shall have the meaning set forth in Section 14 hereof.

2.29	“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 13) over a performance period of up to five (5) years.

2.30	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31	“Performance Measures” means measures as described in Section 13 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33	“Performance Share” means an Award under Section 13 herein and subject to the terms of this Plan, denominated in shares of Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Performance Unit” means an Award under Section 13 herein and, subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved. Unless otherwise stated as payable in shares of Stock, each Performance Unit is valued at one dollar.

2.35	“Plan” means this SIFCO Industries, Inc. 2007 Long-Term Incentive Plan.

2.36	“Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.37	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.38	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.39	“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof

2.40	“SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.41	“Section 409A” means Section 409A of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.42	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.43	“Separation from Service” means a termination of Service with the Company and all Affiliates that is a “separation from service” within the meaning of Section 409A.

2.44	“Service” means service as an Employee of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an Employee of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Administrator, which determination shall be final, binding and conclusive.

2.45	“Stock” means the common stock, par value $1 per share, of the Company.

2.46	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.47	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.48	“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.49	“Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.50	“Unrestricted Stock” means an Award pursuant to Section 11 hereof.
3.	ADMINISTRATION OF THE PLAN
3.1	Board
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2	Committee.
The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.
     (i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more outside directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.
     (ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be outside directors, but one of whom must be the Chief Executive Officer (or functional equivalent), who may administer the Plan with respect to employees who are not officers of the Company, may grant Awards under the Plan to such employees and may determine all terms of such Awards.
In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by an Administrator if the power and authority to do so has been delegated to such Administrator by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Administrator shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.
3.3	Terms of Awards.
Subject to the other terms and conditions of the Plan, the Administrator shall have full and final authority to:
     (i) designate Grantees,
     (ii) determine the type or types of Awards to be made to a Grantee,
     (iii) determine the number of shares of Stock to be subject to an Award,
     (iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
     (v) prescribe the form of each Award Agreement evidencing an Award, and
     (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, noncompetition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, or if the Grantee is terminated for Cause, to the extent specified in such Award Agreement applicable to the Grantee.
In order to facilitate the making of any Award or combination of Awards under this Plan, the Administrator may provide for such special terms for awards to Grantees who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or any Affiliate under an agreement with a foreign nation or agency, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary of the Company or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, sub-plans, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
3.4	No Repricing
Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by reducing the exercise price of an Option or replacing an Option or SAR with cash or another award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Section 409A.
3.5	No Liability.
No Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
3.6	Share Issuance/Book-Entry
Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Administrator, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.
4.	STOCK SUBJECT TO THE PLAN
4.1	Number of Shares Available for Awards
Subject to adjustment as provided in Section 16 hereof, the number of shares of Stock available for issuance under the Plan shall be equal to Two Hundred Fifty Thousand (250,000), all of which may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.
4.2	Adjustments in Authorized Shares
The Administrator shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
4.3	Share Usage
With the exception of SARs, shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards of Options shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award of Options. With respect to SARs, the number of shares actually issued to settle the SAR upon exercise will be counted against the aggregate number of shares available for issuance under Section 4.1. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share granted. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as Section 17.3
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1	Effective Date.
The Plan shall be effective as of the Effective Date.
5.2	Term.
The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.
5.3	Amendment and Termination of the Plan
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.
6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1	Eligibility
Subject to this Section 6, Awards may be made under the Plan to any Employee of the Company or of any Affiliate, as the Administrator shall determine and designate from time to time.
6.2	Multiple Awards and Substitute Awards.
An eligible Employee may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with Code Section 424 and the regulations thereunder and Section 409A.

6.3	Limitation on Shares of Stock Subject to Awards.
Subject to adjustment as provided in Section 16 hereof, during any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
     (i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any Employee eligible for an Award under Section 6 hereof is Fifty Thousand (50,000) per twelve-month period;
     (ii) for Awards of Restricted Stock and/or Restricted Stock Units and/or Performance Shares and/or Performance Units relating to shares of Stock that can be awarded under the Plan to any Employee eligible for an Award under Section 6 hereof, no Grantee shall be awarded Restricted Stock and/or Restricted Stock Units and/or Performance Shares and/or Performance Units relating to more than Fifty Thousand (50,000) shares of Stock per twelve-month period; and
     (iii) the maximum amount that may be earned as an Annual Incentive Award in any twelve-month period by any Employee eligible for such Award shall be Two Million Dollars ($2,000,000) and the maximum amount that may be earned as a Performance Award in respect of a Performance Period by any Employee eligible for such Award shall be Five Million Dollars ($5,000,000).
7.	AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Administrator shall from time to time determine in accordance with applicable law, including Section 409A. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.
8.	TERMS AND CONDITIONS OF OPTIONS
8.1	Option Price
The Option Price of each Option shall be fixed by the Administrator and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least one hundred percent (100%) the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
8.2	Vesting
Subject to Sections 8.3 and 16 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Administrator and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
8.3	Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as may be fixed by the Administrator and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant

Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.
8.4	Termination of Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following the Grantee’s Separation from Service. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service.
8.5	Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.
8.6	Method of Exercise.
Subject to the terms of Article 12 and Section 17, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.
8.7	Rights of Holders of Options
Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.8	Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates or, as provided in Section 3.7, a book entry registration evidencing his or her ownership of the shares of Stock subject to the Option.
8.9	Transferability of Options
Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10	Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11	Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed One Hundred Thousand Dollars ($100,000). This limitation shall be applied by taking Options into account in the order in which they were granted.
8.12	Notice of Disqualifying Disposition
If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
8.13	Section 409A Limitation
No Option shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the later of the exercise or disposition of the Option or the time the shares of Stock acquired pursuant to the exercise of the Option first become substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1	Right to Payment and Grant Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Administrator. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least one hundred percent (100%) the Fair Market Value of a share of Stock on the date of grant, and whether the Grantee shall have the right to receive Stock and/or cash on the date of exercise. SARs may be granted in conjunction with all or part of an Option granted under the Plan or without regard to any Option.
9.2	Other Terms.
Except as otherwise specified in the Award Agreement, the Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including, without limitation, based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method by or forms in which Stock will be delivered to Grantees, whether or not a SAR shall be in tandem with an Option, and any other terms and conditions of any SAR.
9.3	Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Administrator and stated in the Award Agreement relating to such SAR.
9.4	Transferability of SARs
Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.5	Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.
9.6	Section 409A Limitation
No SAR shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the exercise of the SAR.
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
10.1	Grant of Restricted Stock or Restricted Stock Units.
Awards of Restricted Stock and/or Restricted Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered). As determined by the Administrator, on the Grant Date the Restricted Stock may also be sold to an Employee in consideration of a cash payment by an Employee.
10.2	Restrictions.
At the time an Award of Restricted Stock or Restricted Stock Units is made, the Administrator may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Administrator may, in its sole discretion, at the time an Award of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units as described in Article 13. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Restricted Stock or Restricted Stock Units.
10.3	Restricted Stock Certificates.
The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Administrator may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. In the alternative, as provided in Section 3.7, the Company may make a book entry registration evidencing a Grantee’s ownership of shares of Restricted Stock.
10.4	Rights of Holders of Restricted Stock.
Unless the Administrator otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Administrator may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
10.5	Rights of Holders of Restricted Stock Units.
10.5.1	Voting and Dividend Rights.
Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Administrator may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
10.5.2	Creditor’s Rights.
A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6	Termination.
Unless the Administrator otherwise provides in an Award Agreement , upon a Grantee’s Separation from Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.
10.7	Delivery of Stock.
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement (in which case the time and form of payment shall be specified in the Award Agreement in accordance with Section 409A), a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.
10.8	No Acceleration of Restricted Stock Units.
Except as permitted under Section 409A, no acceleration of the time and form of payment of Restricted Stock Units shall be permitted.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past Services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
12.1	General Rule.
Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
12.2	Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
12.3	Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Administrator) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.
13.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS
13.1	Grant of Performance Units/Performance Shares.
Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Performance Units and/or Performance Shares to Grantees in such amounts and upon such terms as the Committee shall determine.
13.2	Value of Performance Units/Performance Shares.
Each Performance Unit shall have an initial value that is established by the Administrator at the time of grant. The Administrator shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Grantees.
13.3	Earning of Performance Units/Performance Shares.
Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Grantees over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

13.4	Form and Timing of Payment of Performance Units/Performance Shares.
Payment of earned Performance Units/Performance Shares shall be as determined by the Administrator and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Administrator, in its sole discretion, may pay earned Performance Units/Performance Shares in a lump sum in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares beginning at the close of the applicable Performance Period, or within a stated period after the end of the Performance Period. Any shares may be granted subject to any restrictions deemed appropriate by the Administrator. Such time and form of payment shall be specified in the Award Agreement in accordance with Section 409A. The determination of the Administrator with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
13.5	Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee.
13.6	Performance-Based Compensation Awards Granted to Designated Covered Employees.
If and to the extent that the Administrator determines that an Award (including, without limitation, an Annual Incentive Award and/or a Performance Award) to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as Performance-Based Compensation, the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.6.
13.6.1	Performance Goals Generally.
The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.
13.6.2	Timing For Establishing Performance Goals.
Performance goals shall be established not later than the earlier of (i) ninety (90) days after the beginning of any performance period applicable to such Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
13.6.3	Settlement of Awards; Other Terms.
Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Administrator. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Administrator shall specify in the Award Agreement the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of Awards. Award Agreements shall specify the time and form of payment in accordance with Section 409A.

13.6.4	Performance Measures.
The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
     (a) net earnings;
     (b) operating earnings;
     (c) pretax earnings;
     (d) earnings (or losses) per share;
     (e) Stock price, including growth measures and total shareholder return and appreciation in and/or maintenance of the price of the shares of Stock or any publicly traded securities of the Company;
     (f) earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest, taxes and depreciation, earnings (or losses) before interest, taxes, depreciation and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization and stock-based compensation, and other similar adjustments to earnings (or losses);
     (g) sales or revenue, or sales or revenue growth, whether in general, by type of product or service, or by type of customer;
     (h) net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;
     (i) operating income (or loss) before or after taxes;
     (j) gross, cash or operating margins;
     (k) gross profits;
     (l) return measures, including return on assets or net assets, capital (including total capital or invested capital), investment, equity, sales or net sales, or revenue;
     (m) cash flow, including operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and cash flow per share (before or after dividends);
     (n) economic value added models or equivalent metrics;
     (o) productivity ratios;
     (p) expense targets;
     (q) market share;
     (r) financial ratios as provided in credit agreements of the Company and its subsidiaries;
     (s) working capital targets;
     (t) year-end cash;
     (u) debt reductions;
     (v) reductions in cost;

     (w) improvement in or attainment of expense levels or working capital levels;
     (x) shareholder equity;
     (y) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, and strategic and operational initiatives;
     (z) completion of acquisitions of business or companies.
     (aa) completion of divestitures and asset sales; and
     (bb) any combination of any of the foregoing business criteria.
Any Performance Measure(s) may be used to measure the performance of the Company, a Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 13; provided, however, that such vesting shall not result in accelerated payment in violation of Section 409A.
13.6.5	Evaluation of Performance.
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
13.6.6	Adjustment of Performance-Based Compensation.
Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Administrator shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.
13.6.7	Administrator Discretion.
In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.6.4.
13.6.8	Status of Section 13.6 Awards Under Code Section 162(m).
It is the intent of the Company that Awards under Section 13.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 13.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered employee with respect to that fiscal year. If any provision of the Plan or any Award Agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
13.7	No Acceleration.
Except as permitted under Section 409A, no acceleration of the time and form of payment of Performance Shares, Performance Units, Performance Awards, and Annual Incentive Awards shall be permitted.
14.	PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
15.	REQUIREMENTS OF LAW
15.1	General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Administrator has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
15.2	Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Administrator, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Administrator may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
16.	EFFECT OF CHANGES IN CAPITALIZATION.
16.1	Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.
16.2	Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Corporate Transaction.
Subject to Section 16.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this

Section 16.2, Restricted Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Restricted Stock Units would have been entitled to receive immediately following such transaction.
16.3	Corporate Transaction in Which Awards Are Not Assumed.
Except as otherwise provided in an Award Agreement, upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Stock Units and Restricted Stock are not being assumed or continued:
     (i) All outstanding shares of Restricted Stock shall be deemed to have vested, and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction.
     (ii) Either of the following two actions shall be taken:
     (A) fifteen (15) days prior to the scheduled consummation of a Corporate Transaction, all Option and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or
     (B) the Administrator may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Administrator acting in good faith), in the case of Restricted Stock, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (aa) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (bb) the Option Price or SAR Exercise Price applicable to such Award Shares.
     (iii) Restricted Stock Units shall be cancelled in exchange for a cash payment in an amount determined by taking the product of (A) the amount that would have been due under such Award of Restricted Stock Units if the Performance Goals (as measured as of the date of the Corporate Transaction) were to continue to be achieved at the same rate through the Performance Period; and (B) a fraction, the numerator of which is the number of whole months that have been elapsed from the beginning of the Performance Period to the date of the Corporate Transaction, and the denominator of which is the number of whole months in the Performance Period.
With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Administrator shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.
16.4	Corporation Transaction in Which Awards Are Assumed.
The Plan, Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Restricted Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

16.5	Adjustments
Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Administrator shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Administrator may provide in the Award Agreements at the time of grant for different provisions to apply to an Award in place of those described in Sections 16.1, 16.2, 16.3 and 16.4.
16.6	No Limitations on Company
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
17.	GENERAL PROVISIONS
17.1	No Employment Rights
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be an Employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
17.2	Nonexclusivity of the Plan
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Administrator to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Administrator in its discretion determines desirable.
17.3	Withholding Taxes
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.
17.4	Captions
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
17.5	Other Provisions
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Administrator, in its sole discretion.
17.6	Number and Gender
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
17.7	Severability
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
17.8	Governing Law
The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Ohio, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
17.9	Section 409A of the Code
The Plan is intended to comply with Section 409A, or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. By accepting an Award, a Grantee agrees to bear all taxes that are imposed upon the Grantee in connection with the Award, and the Company does not assume, and will not be liable to any Grantee (or beneficiary of a Grantee) for, any cost or liability arising in connection with such tax liability. In particular, the Company shall not reimburse any Employee for the amount of any tax liability incurred by an Employee under Section 409A or any other provision of the Code.
* * *

SIFCO Industries, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JEFFREY P. GOTSCHALL and HUDSON D. SMITH, and each of them, the proxies of the undersigned to vote the shares of the undersigned at the Annual Meeting of Shareholders of SIFCO Industries, Inc., to be held on January 29, 2008, and at any and all adjournments thereof.

Signature

Signature if held jointly

Dated:

NOTE: The signature of this proxy should correspond with the name (or names), as shown hereon, in which your stock is registered. Where stock is registered jointly in the name of two or more persons, all should sign.
(Proxy continued on other side)

SIFCO Industries, Inc.	Proxy
IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE ADOPTION OF THE SIFCO INDUSTRIES, INC. 2007 LONG-TERM INCENTIVE PLAN, FOR THE PROPOSAL TO RATIFY THE DESIGNATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT.
(1)	ELECT SIX (6) DIRECTORS. To elect the following persons for one-year terms expiring at the 2009 Annual Meeting of Shareholders:

Nominees:	Jeffrey P. Gotschall	Frank N. Nichols	P. Charles Miller, Jr.
	Alayne L. Reitman	Hudson D. Smith	J. Douglas Whelan

☐ FOR all nominees listed above	☐ WITHHOLD AUTHORITY
(except as noted below)	To vote for all nominees
(INSTRUCTIONS: If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

(2)	TO ADOPT THE SIFCO INDUSTRIES, INC. 2007 LONG-TERM INCENTIVE PLAN
                     ☐ FOR                                                               ☐ AGAINST                                                              ☐ ABSTAIN
(3)	RATIFY THE DESIGNATION OF GRANT THORNTON LLP as the independent registered public accounting firm for the year ending September 30, 2008.
                     ☐ FOR                                                              ☐ AGAINST                                                               ☐ ABSTAIN
(4)	Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

☐ GRANT AUTHORITY	☐ WITHHOLD AUTHORITY
(continued from other side)